Exhibit 99.1

Citadel Broadcasting Corporation Reports 2004 Fourth Quarter and Full Year Operating Results

Fourth Quarter

·	Net Revenue of $109.8 Million Up 7.4%
·	Station Operating Income of $48.2 Million Up 5.9%
·	Operating Income of $27.1 Million Compared to $4.9 Million for the Fourth Quarter of 2003
·	Free Cash Flow of $39.0 Million Up 25.4%
·	Net Income Per Diluted Share $0.10 Compared to a Net Loss Per Diluted Share of $0.11 in the Fourth Quarter of 2003

Full Year Results

·	Net Revenue of $411.5 Million Up 10.8%
·	Station Operating Income of $176.3 Million Up 10.5%
·	Operating Income of $41.7 Million Compared to a Loss of $4.0 Million for 2003
·	Free Cash Flow of $136.1 Million Up 44.3%
·	Net Income Per Diluted Share $0.54 Compared to a Net Loss Per Diluted Share of $0.83 for 2003

Las Vegas, Nevada, February 24, 2005 - Citadel Broadcasting Corporation (NYSE:CDL) today reported its results for the fourth quarter of 2004.

December 31, 2004 - Fourth Quarter Results

Net revenues in the fourth quarter of 2004 were a record $109.8 million compared with $102.2 million in the fourth quarter of 2003, an increase of $7.6 million, or 7.4%. The increase in revenues was due to higher revenues at the Company’s existing stations as well as the acquisitions completed in 2004, partially offset by dispositions. Excluding the effect of the station acquisitions and dispositions, same station net revenues for the fourth quarter of 2004 were up approximately 3% compared to the same period in 2003.

Operating income for the fourth quarter of 2004 was $27.1 million compared to $4.9 million in the corresponding 2003 period, an increase of $22.2 million. The increase was primarily due to higher revenues and a decrease in depreciation and amortization expense of approximately $18.0 million.

Station operating income (as detailed in the attached table is generally defined as operating income plus depreciation and amortization, local marketing agreement fees, corporate general and administrative expenses, other, net, and other non-cash expenses) was $48.2 million for the fourth quarter of 2004 compared to $45.5 million for the fourth quarter of 2003, an increase of $2.7 million, or 5.9%. On a same station basis, as defined above, station operating income was up approximately 5% over the same period in 2003. Same station operating income after corporate general and administrative expenses was also up approximately 5%.

Net income (loss) per basic share for the quarter ended December 31, 2004 increased $0.22 as the Company reported net income for the quarter of $13.8 million or $0.11 per basic share as compared to a net loss of $13.6 million or $(0.11) per basic share for the same period in 2003. On a fully diluted basis, net income per share was $0.10 in the fourth quarter of 2004 compared to a loss per share of ($0.11) in the fourth quarter of 2003. The increase in net income over the prior period is primarily due to the reduction in depreciation and amortization expense and interest expense.

Free cash flow (as detailed in the attached table is generally defined as operating income (i) plus depreciation and amortization, other, net, and other non-cash expenses (ii) less net interest expense (excluding amortization of debt issuance costs), capital expenditures and cash taxes) was $39.0 million for the three months ended December 31, 2004 compared to $31.1 million for the three months ended December 31, 2003, an increase of $7.9 million, or 25.4%.

Farid Suleman, Chairman and Chief Executive Officer of Citadel Broadcasting Corporation, commented: “The Company recorded record revenue, net income, station operating income and free cash flow in both the fourth quarter and year ended 2004 despite a difficult industry environment. For the full year of 2004, the Company had same station revenue growth of 4% and same station operating income growth of 6%. These gains were achieved in spite of the programming investment in the second half of 2004 at two of our recent acquisitions, New Orleans and Memphis as well as certain of our existing markets including Harrisburg and Salt Lake City. We expect these changes to positively impact growth in 2005. We also continue to invest in our Company through our stock buy back program and have repurchased over 9.5 million shares since the inception of the program in July of 2004.”

December 31, 2004 - Year to Date Results

Net revenues for the year ended December 31, 2004 were a record $411.5 million compared with $371.5 million for the year ended December 31, 2003, an increase of $40.0 million, or 10.8%. The increase in revenues was due to higher revenues at the Company’s existing stations as well as the acquisitions completed in 2003 and 2004, partially offset by dispositions. Excluding the effect of the station acquisitions and dispositions, same station net revenues for 2004 were up approximately 4% compared to the same period in 2003.

Operating income was $41.7 million for the year ended December 31, 2004 compared to a loss of $4.0 million for the year ended December 31, 2003, an increase of $45.7 million. Operating income for the year ended December 31, 2004 reflects a non-cash charge of approximately $16.4 million primarily due to the Company’s settlement with its previous national rep firm. Excluding this non-cash charge, the Company’s operating income for the year ended December 31, 2004 would have been approximately $58.1 million, an increase of $62.1 million over 2003. The increase in operating income for the year ended December 31, 2004 was primarily due to higher revenues and a decrease in depreciation and amortization expense offset by higher station operating expenses.

Station operating income (as previously defined) was a record $176.3 million for the year ended December 31, 2004 compared to $159.6 million for the same period in 2003, an increase of $16.7 million, or 10.5%. On a same station basis, as defined above, station operating income was up approximately 6% over the same period in 2003. Same station operating income after corporate general and administrative expenses was also up approximately 6%.

Income tax benefit for the year ended December 31, 2004 was $63.8 million (substantially all non-cash) compared to income tax expense of $28.0 million (substantially all non-cash) for the year ended December 31, 2003. The income tax benefit for the year ended December 31, 2004 was primarily due to the recognition of the Company’s net operating loss carry-forward. The income tax expense for the year ended December 31, 2003 was primarily due to the amortization of indefinite lived intangibles for income tax purposes, for which no benefit can be recognized in the financial statements until the assets are disposed of.

Net income (loss) per basic share for the year ended December 31, 2004 increased $1.41 as the Company reported net income for the year ended December 31, 2004 of $74.6 million or $0.58 per basic share as compared to a net loss of $89.6 million or $(0.83) per basic share for the same period in 2003. On a fully diluted basis, net income per share was $0.54 for the year ended December 31, 2004 compared to a loss per share of ($0.83) for the year ended December 31, 2003. The increase in net income over the prior period was primarily due to the income tax benefit/expense discussed above and the reduction in depreciation and amortization expense and interest expense.

Free cash flow (as previously defined) was $136.1 million for the year ended December 31, 2004 compared to $94.3 million for the year ended December 31, 2003, an increase of $41.8 million, or 44.3%.

Outlook for 2005

Based on current market conditions, the Company expects revenue growth in 2005 of 3-5%.

Citadel Broadcasting Corporation is a radio broadcaster focused primarily on acquiring, developing and operating radio stations throughout the United States. The Company owns and operates 155 FM and 58 AM radio stations in 47 markets located in 24 states across the country. For more information visit www.citadelbroadcasting.com.

Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in economic conditions in the U.S.; fluctuations in interest rates; changes in industry conditions; changes in operating performance; shifts in population and other demographics; changes in the level of competition for advertising dollars; technological changes and innovations; changes in governmental regulations and policies and actions of regulatory bodies; changes in tax rates; and changes in capital expenditure requirements. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements.

CITADEL BROADCASTING CORPORATION
Condensed Consolidated Financial Data
(Amounts in Thousands, except per share data)
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
Condensed Statements of Operations	2004	2003	2004	2003

Net Revenues	$109,769	$102,201	$411,495	$371,509

Cost of Revenues	33,079	27,761	116,579	99,832
Selling, General and Administrative	28,508	28,957	118,611	112,090
Corporate General and Administrative	2,610	2,695	11,239	10,094
Non-Cash Stock Compensation	864	2,158	4,327	10,339
Local Marketing Agreement Fees	542	823	2,081	2,405
Depreciation and Amortization	16,862	34,889	101,270	140,659
Non-cash Charge Related to Contract Obligations	-	-	16,449	-
Other, Net	177	(14)	(776)	53
Operating Income (Loss)	27,127	4,932	41,715	(3,963)

Non-Operating Expenses:
Net Interest Expense (Including Amortization of Debt Issuance Costs
of $459 and $541 for the Three Months Ended December 31, 2004
and 2003, Respectively, and $1,976 and $3,036 for the Year
Ended December 31, 2004 and 2003, Respectively)	3,939	9,505	17,345	48,254
Write-off of Deferred Financing Costs Due to Extinguishment of Debt	-	1,191	13,615	9,345
Total Non-Operating Expenses	3,939	10,696	30,960	57,599

Income (Loss) before Income Taxes	23,188	(5,764)	10,755	(61,562)

Income Tax Expense/(Benefit)	9,433	7,857	(63,813)	28,008

Net Income (Loss)	$13,755	$(13,621)	$74,568	$(89,570)

Basic Net Income (Loss) Per Common Share	$0.11	$(0.11)	$0.58	$(0.83)
Diluted Net Income (Loss) Per Common Share	$0.10	$(0.11)	$0.54	$(0.83)

Weighted Average Common Shares Outstanding:
Basic	126,182	122,916	129,191	107,360
Diluted	142,046	122,916	143,379	107,360

	December 31, 2004	December 31, 2003
	(Unaudited)
	(Amounts in Thousands)
Selected Balance Sheet Data:
Cash and Cash Equivalents	$948	$3,467
Working Capital	69,930	52,181
Total Assets	2,315,698	2,249,333
Senior Debt	286,000	168,111
Subordinated Debt	-	500,000
Convertible Subordinated Notes	330,000	-
Total Shareholders' Equity	1,380,383	1,232,444

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; Amounts in thousands)

The following tables set forth Station Operating Income for the three and twelve months ended December 31, 2004 and 2003. Station Operating Income is defined as net income (loss) adjusted to exclude the following line items presented in the Statement of Operations: income tax expense/(benefit), write off of deferred financing costs, net interest expense, other, net, non-cash charge related to contract obligations, depreciation and amortization, local marketing agreement fees, non-cash stock compensation and corporate general and administrative expenses.

Station Operating Income, among other things, is used by the Company’s management to evaluate the Company’s operating performance, to value prospective acquisitions, as the basis of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for the planning and forecasting of future periods. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since Station Operating Income is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Station Operating Income, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As Station Operating Income excludes certain financial information compared with net income (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of Station Operating Income to net income (loss), the most directly comparable amount reported under GAAP.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003

Station Operating Income	$48,182	$45,483	$176,305	$159,587
Corporate General and Administrative	2,610	2,695	11,239	10,094
Non-Cash Stock Compensation	864	2,158	4,327	10,339
Local Marketing Agreement Fees	542	823	2,081	2,405
Other, Net	177	(14)	(776)	53
Non-Cash Charge Related to Contract Obligations	-	-	16,449	-
Operating Income Before Depreciation and Amortization	43,989	39,821	142,985	136,696
Depreciation and Amortization	16,862	34,889	101,270	140,659
Operating Income (Loss)	27,127	4,932	41,715	(3,963)
Net Interest Expense	3,939	9,505	17,345	48,254
Write-off of Deferred Financing Costs Due to Extinguishment of Debt	-	1,191	13,615	9,345
Income/(Loss) before Income Taxes	23,188	(5,764)	10,755	(61,562)
Income Tax Expense/(Benefit)	9,433	7,857	(63,813)	28,008
Net Income/(Loss)	$13,755	$(13,621)	$74,568	$(89,570)

OTHER FINANCIAL DATA

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Same Station Computations:
Net Revenues - Reconciliation of Same Station Net Revenues to GAAP:
Net Revenues as Reported	$109,769	$102,201	$411,495	$371,509
Adjustments for Radio Station Acquisitions and Divestitures	(5,448)	(1,220)	(46,678)	(22,155)
Same Station Net Revenues	$104,321	$100,981	$364,817	$349,354

Station Operating Income - Same Station:
Station Operating Income	$48,182	$45,483	$176,305	$159,587
Adjustments for Radio Station Acquisitions and Divestitures	(1,682)	(995)	(15,664)	(8,572)
Same Station Operating Income	$46,500	$44,488	$160,641	$151,015

Free cash flow is defined as operating income (loss) (i) plus depreciation, amortization, non-cash charge related to contract obligations, non-cash stock compensation expense and other, net (ii) less net interest expense (excluding amortization of debt issuance costs), capital expenditures and cash taxes. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; Amounts in thousands)

In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

As free cash flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. Free cash flow, as defined by the Company, excludes certain financial information when compared with operating income or loss, the most directly comparable GAAP financial measure, and users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of free cash flow to operating income or loss, the most directly comparable amount reported under GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003

Operating Income/ (Loss)	$27,127	$4,932	$41,715	$(3,963)
Plus (Minus)
Depreciation and Amortization	16,862	34,889	101,270	140,659
Non-Cash Charge Related to Contract Obligations	-	-	16,449	-
Non-Cash Stock Compensation	864	2,158	4,327	10,339
Other, Net	177	(14)	(776)	53
Interest Expense, Net	(3,939)	(9,505)	(17,345)	(48,254)
Amortization of Debt Issuance Costs	459	541	1,976	3,036
Capital Expenditures	(1,967)	(1,465)	(8,948)	(6,162)
Cash Taxes	(600)	(392)	(2,556)	(1,422)
Free Cash Flow	$38,983	$31,144	$136,112	$94,286

Contact:  Citadel Broadcasting Corporation
         Randy Taylor 702/804-5200